Bruce L. Connery                              FOR RELEASE: January 22, 1998
205 325 3898

Thomas W. Barker, Jr.
205 325 3586



                          SONAT REPORTS 1997 RESULTS,
                               DECLARES DIVIDEND

         BIRMINGHAM, Ala. -- Ronald L. Kuehn, Jr., chairman, president and chief executive officer of Sonat Inc. (NYSE: SNT), announced today that the company earned $201.3 million, or $2.35 per share, in 1997 after excluding a third quarter $25.4 million, or $.30 per share, write-down of Gulf of Mexico properties. This compares with $201.2 million, or $2.33 per share, in 1996.

         For the fourth quarter of 1997, the company's earnings were $59.9 million, or $.70 per share. This compares with $67 million, or $.78 per share, for the same 1996 period.

               EXPLORATION AND PRODUCTION RESULTS AND OPERATIONS

         Sonat Exploration Company's operating income for the fourth quarter of 1997 was $41 million compared with $65 million in the fourth quarter of 1996. Natural gas and oil production rose from 65 billion cubic feet of natural gas equivalent (Bcfe) to 67 Bcfe. The primary reasons for lower financial results in the

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
                                     -2-


fourth quarter of 1997 versus the 1996 fourth quarter were lower natural gas and oil prices and higher operating expenses. Realized natural gas prices declined from $2.57 per thousand cubic feet (Mcf) in the fourth quarter of 1996 to $2.32 in 1997, while realized oil prices declined to $19.16 from $19.97 per barrel.

         Sonat Exploration's year-end proved reserves rose 10 percent to 2.2 trillion cubic feet of natural gas equivalent. For the year, the company replaced 200 percent of its production.

         Currently Sonat Exploration is completing three successful wells in the Cotton Valley Pinnacle Reef trend in east Texas as well as one successful Cotton Valley lime well. These wells will begin producing at various times in February 1998. Sonat Exploration's success rate in the Cotton Valley Pinnacle Reef trend is now 85 percent.

                NATURAL GAS TRANSMISSION RESULTS AND OPERATIONS

         Fourth quarter operating income for the natural gas transmission segment rose to $47 million from $45 million in 1996 primarily due to lower general and administrative expenses. Southern Natural Gas Company's market-area throughput rose to 172 Bcf from 169 Bcf last year while production-area throughput rose to 107 Bcf from 73 Bcf.

         Quarterly equity in earnings of Citrus Corp. rose from $6 million to $10 million due to a gain recognized on the restructuring of Sonat and Enron Corp.'s marketing arrangement for Citrus Trading Company. Throughput on the Florida Gas Transmission Company system rose from 104 Bcf to 107 Bcf.

                                     -more-

         During the fourth quarter of 1997, Southern Natural completed a $36 million expansion that added 45 million cubic feet per day of firm capacity, primarily for customers in Georgia. Southern Natural also entered into a joint venture with AGL Resources Inc. to construct a liquefied natural gas facility in Polk County, Georgia, outside Atlanta. This new facility will cost approximately $90 million and is scheduled to be completed in time for the 2001-02 winter heating season, assuming timely Federal Energy Regulatory Commission approval. In addition to this project, Southern Natural has four pipeline expansion projects totaling $216 million in various stages of construction or permitting.

                    ENERGY MARKETING RESULTS AND OPERATIONS

         Fourth quarter financial results for the energy marketing segment were up sharply from last year's levels as operating income rose to $9 million from a loss of $1 million the previous year. The principal reasons for the increase were the recognition of mark-to-market income from origination activities plus improved margins. Sonat Marketing Company's natural gas sales volumes rose 22 percent, and trading margins were higher. At year end, its sales volumes reached 4.2 Bcf per day, up from 3.3 Bcf per day at the beginning of the year. Sonat Power Marketing increased its sales volumes to 2.1 million megawatt hours from 1.3 million megawatt hours in the fourth quarter of 1996.





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
                                     - 4 -



                  SONAT BOARD EXTENDS STOCK REPURCHASE PROGRAM

         The Sonat Board of Directors has extended the company's stock repurchase program to December 31, 1998, and authorized the purchase of an additional 1 million shares. The company has purchased approximately 3.4 million shares since May 1994 and will continue to purchase shares from time to time in the open market or in privately negotiated transactions.

         Shares purchased under the program are expected to be reissued in connection with employee stock option and restricted stock programs. At December 31, 1997, Sonat had 85,788,685 common shares outstanding.


                          QUARTERLY DIVIDEND DECLARED

         Kuehn also announced that a regular quarterly dividend of $.27 per share was declared for Sonat's common stock. The dividend, payable on March 13, 1998, to stockholders of record on February 27, 1998, is the 236th consecutive quarterly dividend paid on the company's common stock.

         Sonat, headquartered in Birmingham, is an integrated oil and natural gas company engaged in exploration and production of oil and natural gas, interstate transmission of natural gas, and natural gas and electric power marketing.

                                      ###





                                    - more -

SONAT INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

                                                                    3 Months                          12 Months
                                                          ---------------------------       -----------------------------
Periods Ended December 31,                                   1997             1996              1997            1996
-------------------------------------------------------------------------------------------------------------------------
                                                                   (In Thousands, Except Per-Share Amounts)

Revenues                                                  $1,263,646         $962,284       $4,174,624       $3,039,014

Costs and Expenses                                         1,167,360          853,639        3,877,423        2,697,737
                                                          ----------         --------       ----------       ----------

Operating Income                                              96,286          108,645          297,201          341,277

Other Income                                                  12,670            9,145           45,531           35,820

Interest Expense, Net                                        (23,450)         (19,999)         (86,275)         (82,793)
                                                          ----------         --------       ----------       ----------

Income before Income Taxes                                    85,506           97,791          256,457          294,304

Income Tax Expense                                            25,625           30,800           80,537           93,115
                                                          ----------         --------       ----------       ----------


Net Income (1)                                            $   59,881         $ 66,991       $  175,920       $  201,189
                                                          ==========         ========       ==========       ==========


Earnings Per Share of Common Stock                        $      .70         $    .78       $     2.05       $     2.33
                                                          ==========         ========       ==========       ==========

Earnings Per Share of Common Stock-
    Assuming Dilution                                     $      .69         $    .76       $     2.01       $     2.30
                                                          ==========         ========       ==========       ==========

Weighted Average Shares Outstanding                           85,747           86,280           85,941           86,211
                                                          ==========         ========       ==========       ==========

Weighted Average Shares Outstanding-
    Assuming Dilution                                         87,096           87,960           87,511           87,564
                                                          ==========         ========       ==========       ==========

Cash Dividends Paid Per Common Share                      $      .27         $    .27       $     1.08       $     1.08
                                                          ==========         ========       ==========       ==========

================================================================================

(1) Net income for the 1997 twelve-month period includes a charge of $25.4 million, or $.30 per share, related to the impairment of certain oil and gas properties.

SONAT INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA
(Unaudited)

                                                                  3 Months                            12 Months
                                                         ----------------------------      ------------------------------
Periods Ended December 31,                                   1997             1996             1997             1996
-------------------------------------------------------------------------------------------------------------------------
                                                                                (In Thousands)
BUSINESS SEGMENTS
   Revenues:
      Exploration and production                          $  162,158        $ 174,016       $  558,456       $  565,654
      Natural gas transmission                                97,591          105,007          393,292          420,427
      Energy marketing                                     1,155,773          833,455        3,723,932        2,592,703
      Other                                                    7,352           12,264           32,937           44,352
      Intersegment revenue                                  (159,228)        (162,458)        (533,993)        (584,122)
                                                          ----------        ---------       ----------       ----------
                                                          $1,263,646        $ 962,284       $4,174,624       $3,039,014
                                                          ==========        =========       ==========       ==========


   Operating Income (Loss):
      Exploration and production                          $   41,257        $  64,699       $  102,945       $  161,893
      Natural gas transmission                                46,613           44,914          178,348          165,587
      Energy marketing                                         8,598           (1,450)          10,613           10,184
      Other, net of corporate
          expenses                                             (182)              482            5,295            3,613
                                                         ----------         ---------       ----------       ----------
                                                         $   96,286         $ 108,645       $  297,201       $  341,277
                                                         ==========         =========       ==========       ==========


OTHER INCOME:
   Equity in earnings of
      unconsolidated affiliates:
          Exploration and production                      $      155        $     118       $      445       $      408
          Natural gas transmission                            14,033            8,480           40,526           32,532
          Energy marketing                                       148                9              817                9
          Other                                                  242              319            1,233            1,262
                                                          ----------        ---------       ----------       ----------
                                                              14,578            8,926           43,021           34,211
   Minority interest                                          (3,150)             289           (4,394)          (4,907)
   Other                                                       1,242              (70)           6,904            6,516
                                                          ----------        ---------       ----------       ----------
                                                          $   12,670        $   9,145       $   45,531       $   35,820
                                                          ==========        =========       ==========       ==========


INTEREST EXPENSE, NET:
   Interest income                                        $      987        $     842       $    3,681       $    4,153
   Interest expense                                          (25,309)         (22,017)         (93,733)         (92,040)
   Interest capitalized                                          872            1,176            3,777            5,094
                                                          ----------        ---------       ----------       ----------
                                                          $  (23,450)       $ (19,999)      $  (86,275)      $  (82,793)
                                                          ==========        =========       ==========       ==========

SONAT INC. AND SUBSIDIARIES

OPERATIONAL DATA
(Unaudited)

EXPLORATION AND PRODUCTION OPERATIONS

                                                                   Three Months                      Twelve Months
                                                                Ended December 31,                 Ended December 31,
                                                             ------------------------          --------------------------
                                                             1997                1996          1997                  1996
                                                             ----                ----          ----                  ----

Net Sales Volumes:
   Gas (Bcf)                                                    55                 53            203                  205
   Oil and condensate (MBbls)                                1,504              1,397          4,612                5,145
   Natural gas liquids (MBbls)                                 510                582          1,764                2,161
-------------------------------------------------------------------------------------------------------------------------

Average Sales Prices:
   Gas ($/Mcf)                                              $ 2.32             $ 2.57         $ 2.18               $ 2.20
   Oil and condensate ($/Bbl)                                19.16              19.97          20.05                19.25
   Natural gas liquids ($/Bbl)                               12.04              15.46          11.96                12.03
-------------------------------------------------------------------------------------------------------------------------


NATURAL GAS TRANSMISSION
                                                                   Three Months                       Twelve Months
                                                                Ended December 31,                  Ended December 31,
                                                             ------------------------          --------------------------
                                                             1997                1996          1997                  1996
                                                             ----                ----          ----                  ----
                                                                                (Billion Cubic Feet)
Southern Volumes:
   Market transportation                                       172                169            611                630
   Supply transportation                                       107                 73            396                315
   Intrastate                                                  -                   10            -                   38
                                                             -----              -----          -----              -----
      Total Volumes                                            279                252          1,007                983
                                                             =====              =====          =====              =====

Florida Gas Volumes (100%)                                     107                104            471                457
                                                             =====              =====          =====              =====


-------------------------------------------------------------------------------------------------------------------------


ENERGY MARKETING

                                                                  Three Months                          Twelve Months
                                                                Ended December 31,                     Ended December 31,
                                                             ------------------------              --------------------------
                                                             1997                1996              1997                  1996
                                                             ----                ----              ----                  ----
Sonat Marketing Sales Volumes (100%)
   (Billion Cubic Feet)                                        346                283             1,288                   968
                                                             =====              =====             =====                 =====

Sonat Power Marketing Sales Volumes (100%)
   (Thousands of Megawatt Hours)                             2,106              1,285             8,768                 2,969
                                                             =====              =====             =====                 =====